EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-106043, 333-115137, 333-125918, 333-139074, 333-148198, 333-149411, 333-157610, 333-165058, 333-172318, 333-179589 and 333-181450) of FormFactor, Inc. of our report dated March 13, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
March 13, 2013

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